Exhibit 4.1

OFFICER’S CERTIFICATE

The undersigned, McKesson Corporation, a Delaware corporation (the “Company”), hereby certifies through Brian P. Moore, its Senior Vice President and Treasurer, pursuant to Sections 2.1, 2.3 and 11.5 of the Indenture, dated as of December 4, 2012 (the “Indenture”), by and between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee, as follows:

1. The form and terms of the Floating Rate Notes due 2020 (the “2020 Notes”), as set forth on Annex A attached hereto and the form and terms of the 1.625% Notes due 2026 (the “2026 Notes”), as set forth on Annex B attached hereto have been established pursuant to Sections 2.1 and 2.3 of the Indenture and comply with the Indenture.

2. The undersigned has read the Indenture.

3. The statements made in this certificate are based upon an examination of the 2020 Notes and the 2026 Notes under the Indenture, upon an examination of and familiarity with the Indenture, upon the general knowledge of and familiarity with the operations of the Company of the undersigned and upon the performance of his duties as an officer of the Company.

4. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions provided for in the Indenture relating to the issuance and authentication of each of the 2020 Notes and the 2026 Notes have been complied with.

5. In the opinion of the undersigned, with respect to the foregoing, the covenants and conditions provided for in the Indenture relating to the issuance and authentication of each of the 2020 Notes and the 2026 Notes have been complied with.

Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized officer as of this 12th day of February, 2018.

McKESSON CORPORATION

By:	/s/ Brian P. Moore
Name: Brian P. Moore
Title: Senior Vice President and Treasurer

[Signature Page to Officer’s Certificate under the Indenture]

ANNEX A

Pursuant to Section 2.3 of the Indenture, dated as of December 4, 2012 (the “Indenture”), between McKesson Corporation, a Delaware corporation (the “Issuer”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the terms of a series of securities to be issued pursuant to the Indenture are as follows:

1.	Designation. The designation of the securities is “Floating Rate Notes due 2020” (the “2020 Notes”).

2.	Initial Aggregate Principal Amount. The 2020 Notes shall be limited in initial aggregate principal amount to €250,000,000 (except for 2020 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2020 Notes pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture).

3.	Currency Denomination. The 2020 Notes shall be denominated in euro.

4.	Maturity. The date on which the principal of the 2020 Notes is payable is February 12, 2020.

5.

Rate of Interest; Interest Payment Date; Regular Record Dates. Each 2020 Note shall bear interest at a rate equivalent to the 3-month EURIBOR plus 0.15% per annum (the “Base Rate”); provided, however, that the minimum interest rate shall be zero. The 2020 Notes will bear interest from February 12, 2018 or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid. Interest on the 2020 Notes will be payable quarterly on February 12, May 12, August 12 and November 12 of each year, beginning May 12, 2018 (each, an “Interest Payment Date”); provided that, if any Interest Payment Date would be a day that is not a Business Day, such Interest Payment Date will be the next succeeding day that is a Business Day (and no additional interest will accrue or otherwise accumulate on the amount payable for the period from and after such Interest Payment Date); except that if such next succeeding Business Day falls in the next succeeding calendar month, such Payment Date will be the immediately preceding Business Day. The initial Base Rate for the 2020 Notes in effect from the Issue Date to, but excluding, the first Interest Reset Date will be the 3-month EURIBOR in effect on February 8, 2018. The interest rate on the 2020 Notes will be determined on the second TARGET 2 (as defined below) Business Day preceding the Interest Payment Date (a “EURIBOR Interest Determination Date”). Interest on an Interest Payment Date will be paid to the person, or “holders,” in whose names the 2020 Notes are registered on the security register at the close of business on the regular record date. The regular record date will be the Clearing Business Day (as defined below) immediately preceding the related Interest Payment Date. “Clearing

Business Day” means Monday through Friday inclusive except December 25 and January 1. Interest on the 2020 Notes will be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated. For the purposes of the 2020 Notes, “Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or another place of payment on the 2020 Notes is authorized or required by law to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the “TARGET2 System”), or any successor thereto, is open.

The Base Rate that takes effect on any Interest Reset Date shall equal the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on each EURIBOR Interest Determination Date, and will be determined by the Paying and Calculation Agent in accordance with the following provisions: (i) EURIBOR will be the offered rate for deposits in euro having a maturity of three months, as that rate appears on Reuters Page EURIBOR01 as of 11:00 a.m., Brussels time, on the relevant EURIBOR Interest Determination Date; (ii) if the rate described in clause (i) above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Company: euro deposits having a maturity of three months beginning on such Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Company will request the principal Euro-Zone office of each of these banks to provide to the Calculation Agent a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations calculated by the Calculation Agent of such quotations; (iii) if fewer than two quotations are provided as described in clause (ii) above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Company: loans of euro having a maturity of three months beginning on such Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; and (iv) if fewer than three banks selected by the Issuer are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the initial Base Rate).

Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on the 2020 Notes and, if determined, the interest rate that will become effective on the next Interest Reset Date. If any maturity date or earlier date of redemption of the 2020 Notes falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.

6.	Place of Payment. Principal of, premium, if any, and interest on the 2020 Notes shall be payable, and the transfer of the 2020 Notes shall be registrable, at the office or agency of the Issuer to be maintained for such purpose in Minneapolis, Minnesota, except that, at the option of the Issuer, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the 2020 Notes register; provided, however, that while any 2020 Notes are represented by a Registered Global Security, payment of principal of, premium, if any, or interest on the 2020 Notes may be made by wire transfer to the account of the Depositary or its nominee.

7.

Optional Tax Redemption. The 2020 Notes may be redeemed at the Issuer’s option in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after the February 12, 2018, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts as described in Section 16 hereof and that obligation cannot be avoided by taking reasonable measures available to the Issuer, as determined by the Issuer in its sole discretion acting in good faith. Notwithstanding the foregoing, installments of interest on 2020 Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date. Holders of the 2020 Notes to be redeemed will receive notice thereof mailed (or, in the case of 2020 Notes held in book-entry form, transmitted electronically) at least 15 and not more than 45 days prior to the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2020 Notes or portions thereof called for redemption. As used in this paragraph, the term “United States” means the United States of America, its territories and possessions, the states of the United States and the District of Columbia.

8.	Change of Control. If a Change of Control Triggering Event (as defined below) occurs, unless the Issuer has previously exercised its right to redeem the 2020 Notes in whole as described above, Holders of the 2020 Notes will have the right to require the Issuer to repurchase all or any part (in integral multiples of €1,000 original principal amount) of their 2020 Notes pursuant to the offer described below (the “Change of Control Offer”); provided that the principal amount of any 2020 Note remaining outstanding after a repurchase in part shall be €100,000 or a higher integral multiple of €1,000. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the then outstanding aggregate principal amount of 2020 Notes repurchased plus accrued and unpaid interest, if any, on the 2020 Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will be required to mail a notice to Holders of the 2020 Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 2020 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2020 Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

The Paying Agent will promptly mail (or, in the case of 2020 Notes held in book-entry form, transmit electronically) to each Holder of the 2020 Notes properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new 2020 Note equal in principal amount to any unrepurchased portion of any 2020 Notes surrendered; provided, that each new 2020 Note will be in a principal amount of €100,000 or an integral multiple of €1,000 thereafter.

Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Issuer and the third party repurchases all 2020 Notes properly tendered and not withdrawn under its offer. In addition, the Issuer will not repurchase any 2020 Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event. On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to (i) accept for payment all 2020 Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent, no later than 10:00 a.m., London time, an amount equal to the Change of Control Payment in respect of all 2020 Notes or portions thereof properly tendered; and (iii) deliver or cause to be delivered to the Trustee the 2020 Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 2020 Notes or portions of 2020 Notes being repurchased.

“Below Investment Grade Rating Event” means the 2020 Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the 2020 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s voting stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (i) the Issuer becomes a wholly owned subsidiary of a holding company and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s voting stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the date of original issue of the 2020 Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Corporation and Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any one or more of Fitch, Moody’s or S&P ceases to rate the 2020 Notes or fails to make a rating of the 2020 Notes publicly available for reasons outside of the Issuer’s reasonable control, then, at the Issuer’s election, either (x) each of the remaining agencies, as the case may be, or (y) each of the remaining agencies, as the case may be, and any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc.

9.	Mandatory Redemption. The 2020 Notes are not mandatorily redeemable and are not entitled to the benefit of a sinking fund or any analogous provisions.

10.	Denominations. The 2020 Notes shall be issued initially in minimum denominations of €100,000 and shall be issued in integral multiples of €1,000 in excess thereof.

11.	Amount Payable Upon Acceleration. The principal of the 2020 Notes shall be payable upon declaration of acceleration pursuant to Section 5.1 of the Indenture.

12.	Payment Currency. All payments of interest and principal, including payments made upon any redemption or repurchase of 2020 Notes, will be made in euro; provided that if the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 2020 Notes will be made in Dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent Dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Issuer’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of 2020 Notes so made in Dollars will not constitute an Event of Default. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

13.	Payment Currency - Election. Notwithstanding the provisions of Section 12 hereof, the principal of and interest on the 2020 Notes shall not be payable in a currency other than euro.

14.	Payment Currency - Index. Notwithstanding the provisions of Section 12 hereof, the principal of and interest on the 2020 Notes shall not be determined with reference to an index based on a coin or currency.

15.	Registered Securities. The 2020 Notes shall be issued only as Registered Securities. The 2020 Notes shall be issuable as Registered Global Securities.

16.

Additional Amounts. All payments of principal, interest, and premium, if any, in respect of the 2020 Notes will be made free and clear of, and without withholding or deduction for, any present or future taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), unless such withholding or deduction is required by law or the official interpretation or administration thereof. Subject to the exceptions and limitations set forth below, the Issuer will pay as additional interest in respect of the 2020 Notes such additional amounts as are necessary in order that the net payment by the Issuer of the principal of, premium, if any, and interest (collectively, “Additional Amounts”) in respect of the 2020 Notes to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment, duties or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), will not be less than the amount provided in the 2020 Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply: (1) to the extent any tax, assessment or other governmental charge would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds such 2020 Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as (a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States, (b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of 2020 Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States, (c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax, (d) being or having been a “10-percent shareholder” of the Issuer as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision or (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision; (2) to any Holder that is not the sole beneficial owner of 2020 Notes, or a portion of 2020 Notes, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (3) to the extent any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of 2020 Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge; (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or a Paying Agent from the payment; (5) to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any 2020 Notes, if such payment can be made without such withholding by any other Paying Agent; (6) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of 2020 Notes; (7) to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the Holder of any 2020 Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the beneficiary or Holder thereof would have been entitled to the payment of Additional Amounts had such 2020 Note been presented for payment on any day during such 30-day period; to any tax, assessment or other governmental charge imposed under sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, whether currently in effect or as published and amended from time to time; or (9) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7) and (8). The 2020 Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to 2020 Notes. Except as specifically provided in this Section 16, the Issuer will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. As used in this Section 16 and above in Section 12 hereof, the term “United States” means the United States of America, its territories and possessions, the states of the United States and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

17.	Definitive Certificates. The 2020 Notes shall be exchanged by the Issuer for 2020 Notes in definitive form only (i) subject to the provisions of Section 2.8 of the Indenture or (ii) if an Event of Default has occurred and is continuing, and the Depositary requests the issuance of 2020 Notes in definitive form.

18.	Registrar; Paying Agent; Depositary. U.S. Bank National Association shall initially serve as the registrar and transfer agent and Elavon Financial Services DAC, UK Branch shall initially serve as the Paying Agent for the 2020 Notes. Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. shall initially serve as the Depositary for the Registered Global Security representing the 2020 Notes. Elavon Financial Services DAC shall initially serve as the common depositary for the Depositary.

19.	Events of Default; Covenants. There shall be no deletions from or modifications or additions to the Events of Default set forth in Section 5.1 of the Indenture with respect to the 2020 Notes. There shall be the following additions to the covenants of the Issuer set forth in Article III of the Indenture with respect to the 2020 Notes:

Limitation on Liens. The Issuer covenants that, so long as any of the 2020 Notes remain outstanding, it shall not, nor shall it permit any Consolidated Subsidiary to, create or assume any Indebtedness for money borrowed which is secured by a mortgage, pledge, security interest or lien (“liens”) of or upon any assets, whether now owned or hereafter acquired, of the Issuer or any such Consolidated Subsidiary without equally and ratably securing the 2020 Notes by a lien ranking equally to and ratably with (or at the option of the Issuer, senior to) such secured Indebtedness, except that the foregoing restriction shall not apply to (a) liens on any assets of any corporation existing at the time such corporation becomes a Consolidated Subsidiary; (b) liens on any assets existing at the time of acquisition of such assets by the Issuer or a Consolidated Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Issuer or a Consolidated Subsidiary or to secure any indebtedness incurred or guaranteed by the Issuer or a Consolidated Subsidiary prior to, at the time of, or within 360 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later), which indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; (c) liens on any assets securing indebtedness owed by any Consolidated Subsidiary to the Issuer or another wholly owned Subsidiary; (d) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer or a Subsidiary; (e) liens on any assets of the Issuer or a Consolidated Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing); (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (e), inclusive; (g) liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Issuer or any Consolidated Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens; (h) pledges, liens or deposits under worker’s compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Issuer or any Consolidated Subsidiary is a party, or to secure public or statutory obligations of the Issuer or any Consolidated Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Issuer or any Consolidated Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business; (i) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer or any Consolidated Subsidiary with respect to which the Issuer or such Consolidated Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer or any Consolidated Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Consolidated Subsidiary is a party; (j) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Issuer or any Consolidated Subsidiary or the ownership of the assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Issuer, materially impair the use of such assets in the operation of the business of the Issuer or such Consolidated Subsidiary or the value of such assets for the purposes thereof; (k) liens relating to accounts receivable of the Issuer or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with accounting principles generally accepted in the United States of America (to the extent the sale by the Issuer or the applicable Subsidiary is deemed to give rise to a lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof); or (l) liens on any assets of the Issuer or any of its Subsidiaries (including Receivables Subsidiaries) incurred in connection with a Qualified Receivables Transaction. Notwithstanding the above, the Issuer or any Consolidated Subsidiary may, without securing the 2020 Notes, create or assume any Indebtedness which is secured by a lien which would otherwise be subject to the foregoing restrictions, provided that at the time of such creation or assumption, after giving effect thereto, Exempted Debt does not exceed 10% of the total assets of the Issuer and its Subsidiaries on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

Limitation on Sale and Lease-Back Transactions. The Issuer covenants that, so long as any of the 2020 Notes remain outstanding, the Issuer will not, nor shall the Issuer permit any Consolidated Subsidiary to, enter into any sale and lease-back transaction with respect to any assets, other than any sale and lease-back transaction involving a lease for a term of not more than three years, unless either (a) the Issuer or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the 2020 Notes pursuant to clauses (a) through (k) inclusive of the covenant with respect to “Limitation on Liens” above, or (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value (as determined by the Board of Directors of the Issuer) and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of indebtedness. The foregoing limitation shall not apply, if at the time the Issuer or any Consolidated Subsidiary enters into such sale and lease-back transaction, and after giving effect thereto, Exempted Debt does not exceed 10% of the total assets of the Issuer and its Subsidiaries on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

The term “Attributable Debt” in connection with a sale and lease-back transaction shall mean, as of the date of determination, the lesser of (a) the fair value of the assets subject to such transaction, as determined by the Board of Directors of the Issuer, or (b) the present value (discounted at the rate of interest set forth in or implicit in the terms of such lease or, if it is not practicable to determine such rate, the weighted average interest rate per annum borne by all series of Securities then Outstanding and subject to the “Limitation on Sale and Lease-Back Transactions” covenant above compounded semi-annually, in either case as determined by the principal accounting or financial officer of the Issuer) of the remaining obligations of the Issuer or any Consolidated Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Consolidated Subsidiary” shall mean any Subsidiary substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with those of the Issuer in accordance with accounting principles generally accepted in the United States of America.

The term “Exempted Debt” shall mean the sum of the following as of the date of determination: (i) Indebtedness of the Issuer and its Consolidated Subsidiaries incurred after the date of issuance of the 2020 Notes and secured by liens not permitted to be created or assumed pursuant to the covenant with respect to “Limitation on Liens” above, and (ii) Attributable Debt of the Issuer and its Consolidated Subsidiaries in respect of every sale and lease-back transaction entered into after the date of issuance of the 2020 Notes, other than leases expressly permitted by the covenant with respect to “Limitation on Sale and Lease-Back Transactions” above.

The term “Indebtedness” shall mean all items classified as indebtedness on the most recently available consolidated balance sheet of the Issuer and its Consolidated Subsidiaries, in accordance with accounting principles generally accepted in the United States of America.

The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

The term “Qualified Receivables Transaction” shall mean any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) or inventory of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

The term “Receivables Subsidiary” shall mean a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable or inventory (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse or obligates the Issuer or any Subsidiary of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Issuer or any Subsidiary of the Issuer (other than accounts receivable or inventory and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Issuer nor any Subsidiary of Issuer has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither the Issuer nor any Subsidiary of the Issuer has any obligations to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.

20.	Conversion and Exchange. The 2020 Notes shall not be convertible into or exchangeable for any other security.

21.	Additional Issues. The Issuer may, without notice to or the consent of the Holders of the 2020 Notes, create and issue additional 2020 Notes with the same terms as the 2020 Notes in all respects, except for the issue date, the public offering price and, under certain circumstances, the first interest payment date. Such additional 2020 Notes shall be consolidated and form a single series with the 2020 Notes.

22.	Other Terms. The 2020 Notes shall have the other terms and shall be substantially in the form set forth in the form of the 2020 Notes attached hereto as Annex A-1. In case of any conflict between this Annex A and the 2020 Notes, the form of the 2020 Notes shall control.

23.	Access to Information. The Issuer and the Holders shall cooperate with the Trustee and shall provide the Trustee with reasonable access to, and copies of, documents or information necessary for the Trustee to comply with any cost basis reporting obligations imposed on it by a governmental authority in connection with certain transfers or exchanges of 2020 Notes.

Capitalized terms used but not otherwise defined in this Annex A shall have the respective meanings ascribed to such terms in the Indenture.

ANNEX A-1

[FORM OF 2020 NOTE]

REGISTERED	REGISTERED

THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE OF A COMMON DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO USB NOMINEES (UK) LIMITED, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN. TRANSFERS OF THIS REGISTERED GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF ELAVON FINANCIAL SERVICES DAC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. R – A1	ISIN NO.XS1771768188 COMMON CODE 177176818

McKESSON CORPORATION

FLOATING RATE NOTES DUE FEBRUARY 12, 2020

McKesson Corporation, a Delaware corporation (the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, the principal sum of Two Hundred and Fifty Million euros (€250,000,000) on February 12, 2020 (the “Issue Date”) and to pay interest on said principal sum from February 12, 2018, or from the immediately preceding Interest Payment Date, to which payment has been paid or duly provided for, on February 12, May 12, August 12 and November 12 of each year (each an “Interest Payment Date”) commencing on May 12, 2018, at a rate equivalent to the 3-month EURIBOR (the “Base Rate”) plus 0.15% per annum, as calculated by the Calculation Agent, until the principal hereof shall have become due and payable; provided, however, that the minimum interest rate shall be zero and in no event will the interest rate be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application.

The interest rate on this Note will be reset quarterly on February 12, May 12, August 12 and November 12 of each year (each an “Interest Reset Date”) commencing on May 12, 2018. The initial Base Rate for this Note in effect from the Issue Date to, but excluding, the first Interest Reset Date will be the 3-month EURIBOR in effect on February 8, 2018.

The interest rate on this Note will be determined on the second TARGET2 Business Day preceding the applicable Interest Reset Date (a “EURIBOR Interest Determination Date”).

In the event that any Interest Payment Date or Interest Reset Date is not a Business Day, then such Interest Payment Date or Interest Reset Date shall be the next Business Day (and in the case of an Interest Payment Date, no interest or other payment will accrue in respect of such delay); except that if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date or Interest Reset Day will be the immediately preceding Business Day.

The Base Rate that takes effect on any Interest Reset Date shall equal the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on each EURIBOR Interest Determination Date, and will be determined by the Calculation Agent in accordance with the following provisions:

(i) EURIBOR will be the offered rate for deposits in euro having a maturity of three months, as that rate appears on Reuters Page EURIBOR01 as of 11:00 a.m., Brussels time, on the relevant EURIBOR Interest Determination Date.

(ii) If the rate described in clause (i) above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Issuer: euro deposits having a maturity of three months beginning on such Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Issuer will request the principal Euro-Zone office of each of these banks to provide to the Paying and Calculation Agent a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations calculated by the Paying and Calculation Agent. The Company will ensure that the Paying and Calculation Agent is provided with appropriate contact details of the relevant personnel at each of the reference banks that the Paying and Calculation Agent will be requested to contact to provide such quotation of its rates.

(iii) If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Issuer: loans of euro having a maturity of three months beginning on such Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time.

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(iv) If fewer than three banks selected by the Issuer are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the initial Base Rate).

Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Note and, if determined, the interest rate that will become effective on the next Interest Reset Date.

All percentages resulting from any calculation with respect to this Note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of euro amounts or U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than euro amounts or U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

The Issuer has initially appointed Elavon Financial Services DAC, UK Branch, as the Paying Agent and the Calculation Agent with respect to the Notes, but the Issuer may, in its sole discretion, appoint any other institution (including any Affiliate of the Issuer) to serve as any such agent from time to time, without any prior notice to any Holder. The Issuer will give the Trustee prompt written notice of any change in any such appointment.

The amount of interest payable shall be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof) be paid to the person in whose name this Note is registered on the Security Registrar at the close of business on the Clearing Business Day immediately preceding the Interest Payment Date for such interest installment. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date and may be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be given by mail by or on behalf of the Issuer to the registered Holders of Notes not less than 15 days preceding such subsequent record date, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in euro (except as otherwise provided in this Note); provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the person entitled thereto at such address as shall appear in the registry books of the Issuer; provided, further, that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note may be made by wire transfer to the account of the Depositary or its nominee. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be

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made in Dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent Dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Issuer’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of Notes so made in Dollars will not constitute an Event of Default. “Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or another place of payment on the Notes is authorized or required by law to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the “TARGET2 System”), or any successor thereto, is open. “Clearing Business Day” means a Monday, Tuesday, Wednesday, Thursday and Friday, except if such Monday, Tuesday, Wednesday, Thursday or Friday falls on December 25 or January 1.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile.

McKESSON CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities

referred to in the within-mentioned

Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signatory

Dated:

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[FORM OF REVERSE SIDE OF NOTE]

This Note is one of a duly authorized series of securities (the “Securities”) of the Issuer designated as its Floating Rate Notes due February 12, 2020 (the “Notes”). The Securities are all issued or to be issued under and pursuant to an Indenture, dated as of December 4, 2012 (the “Indenture”), duly executed and delivered between the Issuer and Wells Fargo Bank, National Association as trustee with respect to the Notes (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Securities and the terms upon which the Notes are to be authenticated and delivered. The terms of individual series of Securities may vary with respect to interest rate or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

The Notes are issuable only as Registered Securities in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

Except as set forth below, this Note is not redeemable and is not entitled to the benefit of a sinking fund or any analogous provision.

The Notes may be redeemed at the Issuer’s option in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after February 12, 2018, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts and that obligation cannot be avoided by taking reasonable measures available to the Issuer, as determined by the Issuer in its sole discretion acting in good faith. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date. Holders of the Notes to be redeemed will receive notice thereof mailed (or, in the case of Notes held in book-entry form, transmitted electronically) at least 15 and not more than 45 days prior to the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. As used in this paragraph, the term “United States” means the United States of America, its territories and possessions, the states of the United States and the District of Columbia.

If a Change of Control Triggering Event (as defined below) occurs, unless the Issuer has previously exercised its right to redeem the Notes in whole as described above, Holders of the Notes will have the right to require the Issuer to repurchase all or any part (in integral multiples of €1,000 original principal amount) of their Notes pursuant to the offer

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described below (the “Change of Control Offer”); provided that the principal amount of any Note remaining outstanding after a repurchase in part shall be €100,000 or a higher integral multiple of €1,000. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the then outstanding aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will be required to mail a notice to Holders of the Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

The Paying Agent will promptly mail (or, in the case of Notes held in book-entry form, transmit electronically) to each Holder of the Notes properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 thereafter.

Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Issuer and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent, no later than 10:00 a.m., London time, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

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“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s voting stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (i) the Issuer becomes a wholly owned subsidiary of a holding company and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s voting stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the date of original issue of this Security; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Corporation and Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any one or more of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s reasonable control, then, at the Issuer’s election, either (x) each of the remaining agencies, as the case may be or (y) each of the remaining agencies, as the case may be, and any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc.

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All payments of principal, interest, and premium, if any, in respect of the Notes will be made free and clear of, and without withholding or deduction for, any present or future taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), unless such withholding or deduction is required by law or the official interpretation or administration thereof.

Subject to the exceptions and limitations set forth below, the Issuer will pay as additional interest in respect of the Notes such additional amounts as are necessary in order that the net payment by the Issuer of the principal of, premium, if any, and interest (collectively, “Additional Amounts”) in respect of the Notes to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment, duties or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), will not be less than the amount provided herein to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply: (1) to the extent any tax, assessment or other governmental charge would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as (a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States, (b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of a Note, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States, (c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax, (d) being or having been a “10-percent shareholder” of the Issuer as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision or (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision; (2) to any Holder that is not the sole beneficial owner of a Note, or a portion of a Note, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (3) to the extent any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of a Note, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge; (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or a Paying Agent from the payment; (5) to any tax, assessment or

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other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other Paying Agent; (6) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of a Note; (7) to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the beneficiary or Holder thereof would have been entitled to the payment of Additional Amounts had such Note been presented for payment on any day during such 30-day period; to any tax, assessment or other governmental charge imposed under sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, whether currently in effect or as published and amended from time to time; or (9) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7) and (8). As used in this paragraph, the term “United States” means the United States of America, its territories and possessions, the states of the United States and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This Note is subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable hereto.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Securities or Subordinated Securities, as the case may be, of all series issued under such Indenture then outstanding and affected (each voting as one class), to add any provisions to, or change in any manner, eliminate or waive any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Securities or Coupons so affected; provided that the Issuer and the Trustee, may not, without the consent of the holder of each Outstanding Security affected thereby, (i) extend the final maturity of the principal of any Security or reduce the principal amount thereof or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (other than as otherwise may be provided with respect to such series), premium, if any, or interest thereon is payable or reduce the amount of the principal of any Original Issue Discount Security that is payable upon acceleration or provable in bankruptcy, or in the case of Subordinated Securities of any series, modify any of the subordination provisions or the definition of “Senior Indebtedness” relating to such series in a

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manner adverse to the holders of such Subordinated Securities, or alter certain provisions of the Indenture relating to Securities not denominated in Dollars or the Judgment Currency of such Securities or impair or affect the right of any Securityholder to institute suit for the enforcement of any payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under the Indenture, the consent of the holders of which is required for any such modification. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the holders of a majority in aggregate principal amount Outstanding of the Securities of each such series, each such series voting as a separate class (or, of all Securities, as the case may be voting as a single class) may under certain circumstances waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul a declaration of default and its consequences, but no such waiver or rescission and annulment shall extend to or affect any subsequent default or shall impair any right consequent thereto. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained by the Issuer for such purpose in Minneapolis, Minnesota, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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[FORM OF SCHEDULE FOR ENDORSEMENTS ON REGISTERED

GLOBAL SECURITIES TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

Schedule A

Changes to Principal Amount of Registered Global Securities

Date	Principal Amount of Notes by which this Registered Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of this Registered Global Security	Notation Made By

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ANNEX B

Pursuant to Section 2.3 of the Indenture, dated as of December 4, 2012 (the “Indenture”), between McKesson Corporation, a Delaware corporation (the “Issuer”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the terms of a series of securities to be issued pursuant to the Indenture are as follows:

1.	Designation. The designation of the securities is “1.625 % Notes due 2026” (the “2026 Notes”).

2.	Initial Aggregate Principal Amount. The 2026 Notes shall be limited in initial aggregate principal amount to €500,000,000 (except for 2026 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2026 Notes pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture).

3.	Currency Denomination. The 2026 Notes shall be denominated in euro.

4.	Maturity. The date on which the principal of the 2026 Notes is payable is October 30, 2026.

5.	Rate of Interest; Interest Payment Date; Regular Record Dates. Each 2026 Note shall bear interest from February 12, 2018 at 1.625% per annum until the principal thereof is paid. Such interest shall be payable annually in arrears on October 30 of each year, commencing on October 30, 2018, to the persons in whose names the 2026 Notes are registered at the close of business on the immediately preceding October 15. Interest on the 2026 Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from February 12, 2018. Interest on the 2026 Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2026 Notes (or February 12, 2018, if no interest has been paid on the 2026 Notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as “Actual/Actual (ICMA)” as defined in the rulebook of the International Capital Market Association. In the event that any date on which principal, premium, if any, or interest is payable on the 2026 Notes is not a Business Day, then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding date that is a Business Day (and without any interest or other payment in respect of any such delay). For the purposes of the 2026 Notes, “Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or another place of payment on the 2026 Notes is authorized or required by law to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the “TARGET2 System”), or any successor thereto, is open.

6.	Place of Payment. Principal of, premium, if any, and interest on the 2026 Notes shall be payable, and the transfer of the 2026 Notes shall be registrable, at the office or agency of the Issuer to be maintained for such purpose in Minneapolis, Minnesota, except that, at the option of the Issuer, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the 2026 Notes register; provided, however, that while any 2026 Notes are represented by a Registered Global Security, payment of principal of, premium, if any, or interest on the 2026 Notes may be made by wire transfer to the account of the Depositary or its nominee.

7.

Optional Redemption. The 2026 Notes may be redeemed (a) prior to July 30, 2026 (the “Par Call Date”) in whole, at any time, or in part, from time to time, at the option of the Issuer, for cash, at a redemption price equal to the greater of (i) 100% of their principal amount, or (ii) an amount, as determined by the Quotation Agent, equal to the sum of the present values of the remaining scheduled payments of principal, premium, if any, and interest thereon (not including any portion of such payments of interest accrued to the date of redemption), to the Par Call Date, discounted to the date of redemption on an annual basis (Actual/Actual ICMA) at the Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including redemption date, (b) on or after the Par Call Date, in whole, at any time, or in part, from time to time, at the option of the Issuer, for cash, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date or (c) at the Issuer’s option in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after the February 12, 2018, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts as described in Section 16 hereof and that obligation cannot be avoided by taking reasonable measures available to the Issuer, as determined by the Issuer in its sole discretion acting in good faith; provided that, in each case, after the principal amount of any 2026 Note remaining outstanding after a redemption in part shall be €100,000 or a higher integral multiple of €1,000. Notwithstanding the foregoing, installments of interest on 2026 Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date. Holders of the 2026 Notes to be redeemed will receive notice thereof mailed (or, in the case of 2026 Notes held in book-entry form, transmitted electronically) at least 15 and not more than 45 days prior to the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2026 Notes or portions thereof called for redemption. If less than all of the 2026 Notes are to be redeemed, the 2026 Notes to be redeemed will be selected in accordance with the standard procedures of the Depositary. If the 2026 Notes to be redeemed are not Registered Global Securities then held by the Depositary, the Trustee will select the 2026 Notes to be redeemed on a pro rata basis. If the 2026 Notes are listed on the New York Stock Exchange (the “NYSE”) or any other national securities exchange registered under the Exchange Act, the Trustee will select 2026 Notes in compliance with the requirements of the NYSE or other national securities exchange on which the 2026 Notes are listed.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer (the “Quotation Agent”), a German government bond whose maturity is closest to the Par Call Date, or if such Quotation Agent in its discretion determines that such similar bond is not in issue, such other German government bond as such Quotation Agent may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the 2026 Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Quotation Agent.

8.

Change of Control. If a Change of Control Triggering Event (as defined below) occurs, unless the Issuer has previously exercised its right to redeem the 2026 Notes in whole as described above, Holders of the 2026 Notes will have the right to require the Issuer to repurchase all or any part (in integral multiples of €1,000 original principal amount) of their 2026 Notes pursuant to the offer described below (the “Change of Control Offer”); provided that the principal amount of any 2026 Note remaining outstanding after a repurchase in part shall be €100,000 or a higher integral multiple of €1,000. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the then outstanding aggregate principal amount of 2026 Notes repurchased plus accrued and unpaid interest, if any, on the 2026 Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will be required to mail a notice to Holders of the 2026 Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 2026 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2026 Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

The Paying Agent will promptly mail (or, in the case of 2026 Notes held in book-entry form, transmit electronically) to each Holder of the 2026 Notes properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new 2026 Note equal in principal amount to any unrepurchased portion of any 2026 Notes surrendered; provided, that each new 2026 Note will be in a principal amount of €100,000 or an integral multiple of €1,000 thereafter.

Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Issuer and the third party repurchases all 2026 Notes properly tendered and not withdrawn under its offer. In addition, the Issuer will not repurchase any 2026 Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event. On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to (i) accept for payment all 2026 Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent, no later than 10:00 a.m., London time, an amount equal to the Change of Control Payment in respect of all 2026 Notes or portions thereof properly tendered; and (iii) deliver or cause to be delivered to the Trustee the 2026 Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 2026 Notes or portions of 2026 Notes being repurchased.

“Below Investment Grade Rating Event” means the 2026 Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the 2026 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s voting stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (i) the Issuer becomes a wholly owned subsidiary of a holding company and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s voting stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the date of original issue of the 2026 Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Corporation and Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any one or more of Fitch, Moody’s or S&P ceases to rate the 2026 Notes or fails to make a rating of the 2026 Notes publicly available for reasons outside of the Issuer’s reasonable control, then, at the Issuer’s election, either (x) each of the remaining agencies, as the case may be or (y) each of the remaining agencies, as the case may be, and any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc.

9.	Mandatory Redemption. The 2026 Notes are not mandatorily redeemable and are not entitled to the benefit of a sinking fund or any analogous provisions.

10.	Denominations. The 2026 Notes shall be issued initially in minimum denominations of €100,000 and shall be issued in integral multiples of €1,000 in excess thereof.

11.	Amount Payable Upon Acceleration. The principal of the 2026 Notes shall be payable upon declaration of acceleration pursuant to Section 5.1 of the Indenture.

12.

Payment Currency. All payments of interest and principal, including payments made upon any redemption or repurchase of 2026 Notes, will be made in euro; provided that if the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 2026 Notes will be made in Dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent Dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Issuer’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of 2026 Notes so made in Dollars will not constitute an Event of Default. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

13.	Payment Currency - Election. Notwithstanding the provisions of Section 12 hereof, the principal of and interest on the 2026 Notes shall not be payable in a currency other than euro.

14.	Payment Currency - Index. Notwithstanding the provisions of Section 12 hereof, the principal of and interest on the 2026 Notes shall not be determined with reference to an index based on a coin or currency.

15.	Registered Securities. The 2026 Notes shall be issued only as Registered Securities. The 2026 Notes shall be issuable as Registered Global Securities.

16.

Additional Amounts. All payments of principal, interest, and premium, if any, in respect of the 2026 Notes will be made free and clear of, and without withholding or deduction for, any present or future taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), unless such withholding or deduction is required by law or the official interpretation or administration thereof. Subject to the exceptions and limitations set forth below, the Issuer will pay as additional interest in respect of the 2026 Notes such additional amounts as are necessary in order that the net payment by the Issuer of the principal of, premium, if any, and interest (collectively, “Additional Amounts”) in respect of the 2026 Notes to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment, duties or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), will not be less than the amount provided in the 2026 Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply: (1) to the extent any tax, assessment or other governmental charge would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds such 2026 Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as (a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States, (b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of 2026 Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States, (c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax, (d) being or having been a “10-percent shareholder” of the Issuer as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision or (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision; (2) to any Holder that is not the sole beneficial owner of 2026 Notes, or a portion of 2026 Notes, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (3) to the extent any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of 2026 Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge; (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or a Paying Agent from the payment; (5) to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any 2026 Notes, if such payment can be made without such withholding by any other Paying Agent; (6) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of 2026 Notes; (7) to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the Holder of any 2026 Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the beneficiary or Holder thereof would have been entitled to the payment of Additional Amounts had such 2026 Note been presented for payment on any day during such 30-day period; to any tax, assessment or other governmental charge imposed under sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, whether currently in effect or as published and amended from time to time; or (9) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7) and (8). The 2026 Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to 2026 Notes. Except as specifically provided in this Section 16, the Issuer will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. As used in this Section 16 and above in Section 12 hereof, the term “United States” means the United States of America, its territories and possessions, the states of the United States and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

17.	Definitive Certificates. The 2026 Notes shall be exchanged by the Issuer for 2026 Notes in definitive form only (i) subject to the provisions of Section 2.8 of the Indenture or (ii) if an Event of Default has occurred and is continuing, and the Depositary requests the issuance of 2026 Notes in definitive form.

18.	Registrar; Paying Agent; Depositary. U.S. Bank National Association shall initially serve as the registrar and transfer agent and Elavon Financial Services DAC, UK Branch shall initially serve as the Paying Agent for the 2026 Notes. Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. shall initially serve as the Depositary for the Registered Global Security representing the 2026 Notes. Elavon Financial Services DAC shall initially serve as the common depositary for the Depositary.

19.	Events of Default; Covenants. There shall be no deletions from or modifications or additions to the Events of Default set forth in Section 5.1 of the Indenture with respect to the 2026 Notes. There shall be the following additions to the covenants of the Issuer set forth in Article III of the Indenture with respect to the 2026 Notes:

Limitation on Liens. The Issuer covenants that, so long as any of the 2026 Notes remain outstanding, it shall not, nor shall it permit any Consolidated Subsidiary to, create or assume any Indebtedness for money borrowed which is secured by a mortgage, pledge, security interest or lien (“liens”) of or upon any assets, whether now owned or hereafter acquired, of the Issuer or any such Consolidated Subsidiary without equally and ratably securing the 2026 Notes by a lien ranking equally to and ratably with (or at the option of the Issuer, senior to) such secured Indebtedness, except that the foregoing restriction shall not apply to (a) liens on any assets of any corporation existing at the time such corporation becomes a Consolidated Subsidiary; (b) liens on any assets existing at the time of acquisition of such assets by the Issuer or a Consolidated Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Issuer or a Consolidated Subsidiary or to secure any indebtedness incurred or guaranteed by the Issuer or a Consolidated Subsidiary prior to, at the time of, or within 360 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later), which indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; (c) liens on any assets securing indebtedness owed by any Consolidated Subsidiary to the Issuer or another wholly owned Subsidiary; (d) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer or a Subsidiary; (e) liens on any assets of the Issuer or a Consolidated Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing); (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (e), inclusive; (g) liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Issuer or any Consolidated Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens; (h) pledges, liens or deposits under worker’s compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Issuer or any Consolidated Subsidiary is a party, or to secure public or statutory obligations of the Issuer or any Consolidated Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Issuer or any Consolidated Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business; (i) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer or any Consolidated Subsidiary with respect to which the Issuer or such Consolidated Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer or any Consolidated Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Consolidated Subsidiary is a party; (j) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Issuer or any Consolidated Subsidiary or the ownership of the assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Issuer, materially impair the use of such assets in the operation of the business of the Issuer or such Consolidated Subsidiary or the value of such assets for the purposes thereof; (k) liens relating to accounts receivable of the Issuer or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with accounting principles generally accepted in the United States of America (to the extent the sale by the Issuer or the applicable Subsidiary is deemed to give rise to a lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof); or (l) liens on any assets of the Issuer or any of its Subsidiaries (including Receivables Subsidiaries) incurred in connection with a Qualified Receivables Transaction. Notwithstanding the above, the Issuer or any Consolidated Subsidiary may, without securing the 2026 Notes, create or assume any Indebtedness which is secured by a lien which would otherwise be subject to the foregoing restrictions, provided that at the time of such creation or assumption, after giving effect thereto, Exempted Debt does not exceed 10% of the total assets of the Issuer and its Subsidiaries on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

Limitation on Sale and Lease-Back Transactions. The Issuer covenants that, so long as any of the 2026 Notes remain outstanding, the Issuer will not, nor shall the Issuer permit any Consolidated Subsidiary to, enter into any sale and lease-back transaction with respect to any assets, other than any sale and lease-back transaction involving a lease for a term of not more than three years, unless either (a) the Issuer or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the 2026 Notes pursuant to clauses (a) through (k) inclusive of the covenant with respect to “Limitation on Liens” above, or (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value (as determined by the Board of Directors of the Issuer) and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of indebtedness. The foregoing limitation shall not apply, if at the time the Issuer or any Consolidated Subsidiary enters into such sale and lease-back transaction, and after giving effect thereto, Exempted Debt does not exceed 10% of the total assets of the Issuer and its Subsidiaries on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

The term “Attributable Debt” in connection with a sale and lease-back transaction shall mean, as of the date of determination, the lesser of (a) the fair value of the assets subject to such transaction, as determined by the Board of Directors of the Issuer, or (b) the present value (discounted at the rate of interest set forth in or implicit in the terms of such lease or, if it is not practicable to determine such rate, the weighted average interest rate per annum borne by all series of Securities then Outstanding and subject to the “Limitation on Sale and Lease-Back Transactions” covenant above compounded semi-annually, in either case as determined by the principal accounting or financial officer of the Issuer) of the remaining obligations of the Issuer or any Consolidated Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Consolidated Subsidiary” shall mean any Subsidiary substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with those of the Issuer in accordance with accounting principles generally accepted in the United States of America.

The term “Exempted Debt” shall mean the sum of the following as of the date of determination: (i) Indebtedness of the Issuer and its Consolidated Subsidiaries incurred after the date of issuance of the 2026 Notes and secured by liens not permitted to be created or assumed pursuant to the covenant with respect to “Limitation on Liens” above, and (ii) Attributable Debt of the Issuer and its Consolidated Subsidiaries in respect of every sale and lease-back transaction entered into after the date of issuance of the 2026 Notes, other than leases expressly permitted by the covenant with respect to “Limitation on Sale and Lease-Back Transactions” above.

The term “Indebtedness” shall mean all items classified as indebtedness on the most recently available consolidated balance sheet of the Issuer and its Consolidated Subsidiaries, in accordance with accounting principles generally accepted in the United States of America.

The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

The term “Qualified Receivables Transaction” shall mean any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) or inventory of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

The term “Receivables Subsidiary” shall mean a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable or inventory (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse or obligates the Issuer or any Subsidiary of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Issuer or any Subsidiary of the Issuer (other than accounts receivable or inventory and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Issuer nor any Subsidiary of Issuer has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither the Issuer nor any Subsidiary of the Issuer has any obligations to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.

20.	Conversion and Exchange. The 2026 Notes shall not be convertible into or exchangeable for any other security.

21.	Additional Issues. The Issuer may, without notice to or the consent of the Holders of the 2026 Notes, create and issue additional 2026 Notes with the same terms as the 2026 Notes in all respects, except for the issue date, the public offering price and, under certain circumstances, the first interest payment date. Such additional 2026 Notes shall be consolidated and form a single series with the 2026 Notes.

22.	Other Terms. The 2026 Notes shall have the other terms and shall be substantially in the form set forth in the form of the 2026 Notes attached hereto as Annex B-1. In case of any conflict between this Annex B and the 2026 Notes, the form of the 2026 Notes shall control.

23.	Access to Information. The Issuer and the Holders shall cooperate with the Trustee and shall provide the Trustee with reasonable access to, and copies of, documents or information necessary for the Trustee to comply with any cost basis reporting obligations imposed on it by a governmental authority in connection with certain transfers or exchanges of 2026 Notes.

Capitalized terms used but not otherwise defined in this Annex B shall have the respective meanings ascribed to such terms in the Indenture.

ANNEX B-1

[FORM OF 2026 NOTE]

REGISTERED	REGISTERED

THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE OF A COMMON DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO USB NOMINEES (UK) LIMITED, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN. TRANSFERS OF THIS REGISTERED GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF ELAVON FINANCIAL SERVICES DAC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. R – A2	ISIN NO. XS1771723167
COMMON CODE 177172316

McKESSON CORPORATION

1.625% NOTES DUE OCTOBER 30, 2026

McKesson Corporation, a Delaware corporation (the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, the principal sum of Five Hundred Million euros (€500,000,000) on October 30, 2026 and to pay interest on said principal sum from February 12, 2018, or from the most recent interest payment date to which interest has been paid or duly provided for, annually on October 30 (the “Interest Payment Date”) of each year commencing on October 30, 2018, at the rate of 1.625% per annum until the principal hereof shall have become due and payable.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Note (or February 12, 2018, if no interest has been paid on this Note), to, but excluding, the next scheduled interest payment date. In the event that any date on which the principal or interest payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof) be paid to the person in whose name this Note is registered at the close of

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business on the record date for such interest installment, which shall be the close of business on the immediately preceding October 15 prior to such Interest Payment Date, as applicable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date and may be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be given by mail by or on behalf of the Issuer to the registered Holders of Notes not less than 15 days preceding such subsequent record date, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in euro (except as otherwise provided in this Note); provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the person entitled thereto at such address as shall appear in the registry books of the Issuer; provided, further, that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note may be made by wire transfer to the account of the Depositary or its nominee. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in Dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent Dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Issuer’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of Notes so made in Dollars will not constitute an Event of Default. For the purposes of the Notes, “Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or another place of payment on the Notes is authorized or required by law to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the “TARGET2 System”), or any successor thereto, is open.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile.

McKESSON CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities

referred to in the within-mentioned

Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated:

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[FORM OF REVERSE SIDE OF NOTE]

This Note is one of a duly authorized series of securities (the “Securities”) of the Issuer designated as its 1.625% Notes due October 30, 2026 (the “Notes”). The Securities are all issued or to be issued under and pursuant to an Indenture, dated as of December 4, 2012 (the “Indenture”), duly executed and delivered between the Issuer and Wells Fargo Bank, National Association as trustee with respect to the Notes (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Securities and the terms upon which the Notes are to be authenticated and delivered. The terms of individual series of Securities may vary with respect to interest rate or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

The Notes are issuable only as Registered Securities in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

Except as set forth below, this Note is not redeemable and is not entitled to the benefit of a sinking fund or any analogous provision.

The Notes may be redeemed (a) prior to July 30, 2026 (the “Par Call Date”) in whole, at any time, or in part, from time to time, at the option of the Issuer, for cash, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) an amount, as determined by the Quotation Agent, equal to the sum of the present values of the remaining scheduled payments of principal, premium, if any, and interest thereon (not including any portion of such payments of interest accrued to the date of redemption), to the Par Call Date, discounted to the date of redemption on an annual basis at the Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including the date of redemption, (b) on or after the Par Call Date, in whole, at any time, or in part, from time to time, at the option of the Issuer, for cash, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date or (c) at the Issuer’s option in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after February 12, 2018, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts and that obligation cannot be avoided by taking reasonable measures available to the Issuer, as determined by the Issuer in its sole discretion acting in good faith. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date. Holders of the Notes to be redeemed will receive notice thereof mailed (or, in the case of Notes held in book-entry form, transmitted electronically) at least 15 and not more

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than 45 days prior to the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected in accordance with the standard procedures of the Depositary. If the Notes to be redeemed are not Registered Global Securities then held by the Depositary, the Trustee will select the Notes to be redeemed on a pro rata basis. If the Notes are listed on the New York Stock Exchange (the “NYSE”) or any other national securities exchange registered under the Exchange Act, the Trustee will select Notes in compliance with the requirements of the NYSE or other national securities exchange on which the Notes are listed. As used in this paragraph, the term “United States” means the United States of America, its territories and possessions, the states of the United States and the District of Columbia.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer (the “Quotation Agent”), a German government bond whose maturity is closest to the Par Call Date, or if such Quotation Agent in its discretion determines that such similar bond is not in issue, such other German government bond as such Quotation Agent may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Quotation Agent.

If a Change of Control Triggering Event (as defined below) occurs, unless the Issuer has previously exercised its right to redeem the Notes in whole as described above, Holders of the Notes will have the right to require the Issuer to repurchase all or any part (in integral multiples of €1,000 original principal amount) of their Notes pursuant to the offer described below (the “Change of Control Offer”); provided that the principal amount of any Note remaining outstanding after a repurchase in part shall be €100,000 or a higher integral multiple of €1,000. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the then outstanding aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will be required to mail a notice to Holders of the Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable

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in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

The Paying Agent will promptly mail (or, in the case of Notes held in book-entry form, transmit electronically) to each Holder of the Notes properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 thereafter.

Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Issuer and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent, no later than 10:00 a.m., London time, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s voting stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (i) the Issuer becomes a wholly

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owned subsidiary of a holding company and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s voting stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the date of original issue of this Security; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Corporation and Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any one or more of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s reasonable control, then, at the Issuer’s election, either (x) each of the remaining agencies, as the case may be or (y) each of the remaining agencies, as the case may be, and any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc.

All payments of principal, interest, and premium, if any, in respect of the Notes will be made free and clear of, and without withholding or deduction for, any present or future taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), unless such withholding or deduction is required by law or the official interpretation or administration thereof.

Subject to the exceptions and limitations set forth below, the Issuer will pay as additional interest in respect of the Notes such additional amounts as are necessary in order that the net payment by the Issuer of the principal of, premium, if any, and interest (collectively, “Additional Amounts”) in respect of the Notes to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment, duties or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), will not be less than the amount

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provided herein to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply: (1) to the extent any tax, assessment or other governmental charge would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as (a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States, (b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of a Note, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States, (c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax, (d) being or having been a “10-percent shareholder” of the Issuer as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision or (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision; (2) to any Holder that is not the sole beneficial owner of a Note, or a portion of a Note, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (3) to the extent any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of a Note, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge; (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or a Paying Agent from the payment; (5) to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other Paying Agent; (6) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of a Note; (7) to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the beneficiary or Holder thereof would have been entitled to the payment of Additional Amounts had such Note been presented for payment on any day during such 30-day period; to any tax, assessment or other governmental charge imposed under sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement

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entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, whether currently in effect or as published and amended from time to time; or (9) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7) and (8). As used in this paragraph, the term “United States” means the United States of America, its territories and possessions, the states of the United States and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This Note is subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable hereto.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Securities or Subordinated Securities, as the case may be, of all series issued under such Indenture then outstanding and affected (each voting as one class), to add any provisions to, or change in any manner, eliminate or waive any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Securities or Coupons so affected; provided that the Issuer and the Trustee, may not, without the consent of the holder of each Outstanding Security affected thereby, (i) extend the final maturity of the principal of any Security or reduce the principal amount thereof or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (other than as otherwise may be provided with respect to such series), premium, if any, or interest thereon is payable or reduce the amount of the principal of any Original Issue Discount Security that is payable upon acceleration or provable in bankruptcy, or in the case of Subordinated Securities of any series, modify any of the subordination provisions or the definition of “Senior Indebtedness” relating to such series in a manner adverse to the holders of such Subordinated Securities, or alter certain provisions of the Indenture relating to Securities not denominated in Dollars or the Judgment Currency of such Securities or impair or affect the right of any Securityholder to institute suit for the enforcement of any payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under the Indenture, the consent of the holders of which is required for any such modification. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the holders of a majority in aggregate principal amount Outstanding of the Securities of each such series, each such series voting as a separate class (or, of all Securities, as the case may be voting as a single class) may under certain circumstances waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul a declaration of default and its consequences, but no such waiver or rescission and annulment shall extend to or

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affect any subsequent default or shall impair any right consequent thereto. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained by the Issuer for such purpose in Minneapolis, Minnesota, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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[FORM OF SCHEDULE FOR ENDORSEMENTS ON REGISTERED

GLOBAL SECURITIES TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

Schedule A

Changes to Principal Amount of Registered Global Securities

Date	Principal Amount of Notes by which this Registered Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of this Registered Global Security	Notation Made By

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